     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS




No. 1                                                                 $3,800,000
                                                                  March 25, 1997

                           SA TELECOMMUNICATIONS, INC.

                            10% Convertible Debenture
                               Due August 15, 2006

     FOR VALUE RECEIVED, SA TELECOMMUNICATIONS, INC., a Delaware corporation (the "COMPANY"), promises to pay to NORTHSTAR HIGH TOTAL RETURN FUND or registered assigns (the "HOLDER") the principal sum of Three Million Eight Hundred Thousand Dollars on August 15, 2006 (the "Maturity Date") and to pay interest on the unpaid principal amount hereof, in such amounts, at such times and on such terms and conditions as are specified herein.

1.   INTEREST.

The Company promises to pay interest on the unpaid principal amount of this Debenture ("the SECURITY") at the rate of Ten Percent (10%) per annum, payable in cash, and payable quarterly in arrears until the principal hereof is paid in full or has been converted. The Company will pay interest semi-annually on February 15 and August 15 each year, commencing on August 15, 1997 to Holders of Securities at the close of business on the relevant record dates specified below:

          INTEREST PAYMENT DATE       CORRESPONDING RECORD DATE
          ---------------------       -------------------------
               February 15                    February 1
                August 15                      August 1

Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 25, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   METHOD OF PAYMENT.

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the February 1 or August 1 next preceding the interest payment date (including Securities that are canceled after the record date and on or before the interest payment date). Holders must surrender Securities to the Company to collect principal and any premium payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Interest and principal payments shall be subject to withholding (if any) under applicable United States Federal
Internal Revenue Service Regulations.

3.   REGISTERED DEBENTURES.

     3.1 SERIES. This Security is one of a numbered series of debentures having an aggregate principal amount of not more than $3,800,000 which are identical except as to the principal amount and date of issuance thereof and as to any restriction on the transfer thereof in order to comply with the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the regulations of the SEC promulgated thereunder.

     3.2 RECORD OWNERSHIP. The Company shall maintain a register of the Holders of the Securities (the "REGISTER") showing their names and addresses and the serial numbers and principal amounts of Securities issued to or transferred of record by them from time to time. The Register may be maintained in electronic, magnetic or other computerized form. The Company may treat the person named as the Holder of this Security in the Register as the sole owner of this Security. The Holder of this Security is the person exclusively entitled to receive payments of interest on this Security, receive notifications with respect to this Security, convert it into Common Stock and otherwise exercise all of the rights and powers as the absolute owner hereof.

     3.3 REGISTRATION OF TRANSFER. Transfers of this Security may be registered on the books of the Company maintained for such purpose pursuant to SECTION 3.2 above (i.e., the Register); PROVIDED, HOWEVER, that the Company shall be under no obligation to reflect a transfer of this Debenture unless such transfer is of an amount equal to $100,000 or an integral multiple of $100,000. Transfers shall be registered when this Security is presented to the Company with a request to register the transfer hereof and the Security is duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder thereof or his attorney duly authorized in writing, reasonable assurances are given that the endorsements are genuine and effective, and the Company has received evidence satisfactory to it that such transfer is rightful and in compliance with this Security and all applicable laws, including tax laws and state and federal securities laws. The Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such taxes or charges payable upon transfers pursuant to SECTION 4.6, 5.3, 6.2 AND 8.4. When this Security is presented for transfer and duly transferred hereunder, it shall be canceled and a new Security showing the name of the transferee as the record holder thereof shall be issued in lieu hereof. When this Security is presented to the Company with a reasonable request to exchange it for an equal principal amount of Securities of other denominations, the Company shall make such exchange and shall cancel this Security and issue in lieu thereof Securities having a total principal amount equal to this Security in the denominations requested by the Holder; PROVIDED HOWEVER, no Holder shall request that the Company exchange this Security in denominations of less than $100,000.

     3.4 RESTRICTION ON TRANSFER. The Company shall not be required: (i) to issue, register the transfer of or exchange Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under SECTION 4.2 and ending at the close of business on the day of selection or (ii) to register the transfer or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

     3.5 WORN AND LOST SECURITIES. If this Security becomes worn, defaced or mutilated but is still substantially intact and recognizable, the Company or its agent may issue a new Security in lieu hereof upon its surrender bearing a number not contemporaneously outstanding. Where the Holder of this Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue a new Security in place of the original Security bearing a number not contemporaneously outstanding if the Holder so requests by written notice to the Company actually received by the Company before it is notified that the Security has been acquired by a bona fide purchaser and the Holder has delivered to the Company an indemnity bond in such amount and issued by such surety as the Company deems satisfactory together with an affidavit of the Holder setting forth the facts concerning such loss, destruction or wrongful taking and such other information in such form with such proof or verification as the Company may request.

     3.6 SPECIAL TRANSFER PROVISIONS. The Company shall only register the transfer of any Security if the transferee (1) executes and delivers to the Company the Assignment Form attached hereto and (2) provides to the Company such other information, opinion and certifications as reasonably requested by the Company to ensure compliance with the terms of this Security and applicable law.

4.   OPTIONAL REDEMPTION.

     4.1 REDEMPTION; REDEMPTION PRICE. On and after August 15, 1999, the Company may redeem all the Securities at any time or some of them from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to, but not including, the redemption date, if redeemed during the 12-month period beginning August 15 of the years indicated below:
               YEAR                                  PERCENTAGE
               ----                                  ----------

               1999..................................   107%
               2000..................................   105.6
               2001..................................   104.2
               2002..................................   102.8
               2003..................................   101.4
               2004 and thereafter...................   100.0

No sinking fund is provided for the Securities.

     4.2 SELECTION OF SECURITIES TO BE REDEEMED. If less than all the Securities are to be redeemed, the Company may select the Securities to be redeemed by lot or on a pro rata basis from Securities outstanding and not previously called for redemption or in such manner as complies with applicable legal and securities exchange requirements, if any. Securities selected for redemption shall be in amounts of $1,000 or integral multiples of $1,000.

     4.3 NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Securities are to be redeemed.

     The notice shall identify the Securities to be redeemed and shall state:

          (1)  the redemption date;

          (2)  the redemption price;

          (3)  the conversion price;

          (4) that Securities called for redemption may be converted at any time before the close of business on the tenth (10th) calendar day immediately preceding the redemption date, or if such day is not a Business Day, then the close of business on the next succeeding day which is a Business Day;

          (5) that Holders who want to convert Securities must satisfy the requirements set forth in ARTICLE 6 of this Security;

          (6) that Securities called for redemption must be surrendered to the Company in order to collect the redemption price;

          (7) that interest on Securities called for redemption ceases to accrue on and after the redemption date, and the amount of interest accrued on the Securities called for redemption up to but not including the redemption date; and

          (8) if less than all of any Security is to be redeemed, the principal amount of such Security to be redeemed.

     4.4 EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Securities called for redemption, unless theretofore converted into Common Stock pursuant to the terms of this Security, shall become due and payable on the redemption date at the redemption price. Upon surrender to the Company, such Securities shall be paid at the redemption price, plus accrued interest to the redemption date; PROVIDED, HOWEVER, that any regular semi-annual payment of interest becoming due on the redemption date shall be payable to the Holder of any such Security as provided herein.

     4.5 EFFECT OF REDEMPTION DATE. Interest on the Securities to be redeemed will cease to accrete or accrue, as the case may be, on and after the applicable redemption date, whether or not such Securities are presented for payment. If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, and, to the extent lawful, accreted or accrued interest thereon, as the case may be, shall, until paid, bear interest from the redemption date at the rate provided in the Securities.

     4.6 SECURITIES REDEEMED IN PART. Upon surrender to the Company of a Security that is redeemed in part, the Company shall execute for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

5.   REPURCHASE AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE.

     5.1 REPURCHASE UPON FUNDAMENTAL CHANGE. The Company covenants and agrees that, in the event that there occurs a Fundamental Change (as defined below), each Holder of Securities shall have the right, at the Holder's option, to require the Company to repurchase all of such Holder's Securities, or any portion thereof that is an integral multiple of $1,000, on the date (the "REPURCHASE DATE") selected by the Company that is not less than 10 nor more than 30 days after the Final Surrender Date (as defined below), at a price equal to the principal amount thereof, plus accrued interest to the Repurchase Date (the "REPURCHASE PRICE").

     5.2 COMPANY NOTICE. Unless the Company shall have theretofore called for redemption all the outstanding Securities, on or before the 30th day after the occurrence of a Fundamental Change, the Company shall mail to all Holders of record of the Securities (at such Holder's address appearing in the Securities register) a written notice (the "COMPANY NOTICE") describing the occurrence of such Fundamental Change and of the repurchase right arising as a result thereof as well as stating the final date by which the Securities must be surrendered for repurchase, the conversion price then in effect, the Repurchase Date, the repurchase price and the procedure which the Holder must follow to elect repurchase. The Company shall deliver a copy of the Company Notice at least once to the Dow Jones News Service or similar business service in the United States. No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Securities.

     5.3  EXERCISING REPURCHASE RIGHT.

          (a) To elect repurchase of any Securities or portion thereof, the Holder will be required to surrender, on or before the Final Surrender Date (as defined below), to the Company, such Security duly endorsed or assigned to the Company or in blank, together with written notice of the Holder's election to have the Company repurchase all or any $1,000 portion of such Security specified in such notice. Election of repurchase by a Holder shall be irrevocable. "FINAL SURRENDER DATE" shall mean the date which is, subject to any contrary requirements of applicable law, 60 days after the date of mailing of the Company Notice. "REPURCHASE DATE" shall mean the date selected by the Company for the repurchase of the Securities that is not less than 10 and not more than 30 days after the Final Surrender Date.

          (b) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid the repurchase price in cash to the Holder on the Repurchase Date; PROVIDED, HOWEVER, that installments of interest that mature on or prior to the Repurchase Date shall be payable in cash to the Holders of such Securities, registered as such at the close of business on the relevant record date specified herein.

          (c) If any Security surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount which is payable at maturity shall, until the repurchase price (as calculated at the date of payment) is paid, continue to bear interest from the Repurchase Date at the rate borne by the Security and each such Security shall continue to remain convertible into Common Stock until said repurchase price shall have been paid to the Holder.

          (d) Any Security which is to be repurchased only in part shall be surrendered to the Company (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, duly executed by the holder thereof or his attorney duly authorized in writing), and the Company shall execute and deliver to the Holder without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

     5.4  CERTAIN DEFINITIONS.  For purposes of this Article:

          (a) The term "JUNIOR CAPITAL STOCK" shall mean capital stock of the Company that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, to shares of capital stock of any other class of the Company;

          (b)  The term "FUNDAMENTAL CHANGE" shall mean any of the following:

          (i) a "Person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than a Permitted Holder, becoming the "BENEFICIAL OWNER" (as defined in Rule l3d-3 under the Exchange Act) of Voting Shares (as defined below) of the Company entitled to exercise more than 50% of the total voting power of all outstanding Voting Shares of the Company (including any Voting Shares that are not then outstanding of which such Person or group is deemed the beneficial owner) for purposes of Rule 13d-3; or

          (ii) a change in the Board of Directors in which the individuals who constituted the Board of Directors at the beginning of the two-year period immediately preceding such change (together with any other director whose election by the Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of at least a majority of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

          (iii) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sale or transfer of all or substantially all of the assets of the Company to another Person in a single transaction or series of related transactions (other than (x) a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock, (y) a merger which is effected solely to change the jurisdiction of incorporation of the Company or (z) any consolidation with or merger of the Company into a wholly owned subsidiary of the Company, or any sale or transfer by the Company of all or substantially all of its assets to one or more of its wholly owned subsidiaries, in any one transaction or a series of transactions, provided, in any such case, that the resulting corporation or each such subsidiary assumes or guarantees the Company's obligations under the Securities); PROVIDED, HOWEVER, that a Fundamental Change shall not occur with respect to any such transaction if either (i) the last sale price of the Common Stock for any five Trading Days during the ten Trading Days immediately preceding the public announcement by the Company of such transaction is at least equal to 105% of the conversion price in effect on such Trading Day, (ii) the consideration in such transaction to the holders of Common Stock consists of cash, securities that are, or immediately upon issuance will be, listed on a national securities exchange or quoted on the Nasdaq National Market, or a combination of cash and such securities, and the aggregate fair market value of such consideration (which, in the case of such securities, shall be equal to the average of the last sale prices of such securities during the ten consecutive Trading Days commencing with the sixth Trading Day following consummation of the transaction) is at least 105% of the conversion price in effect on the date immediately preceding the closing date of such transaction, or (iii) in the case of a merger or consolidation, the stockholders of the Company immediately prior to the date of such transaction continue to beneficially own a majority of the Voting Shares of the surviving entity;

          (c) The term "PERSON" shall include any syndicate or group which would be deemed to be a "Person" under Section 13(d)(3) of the Exchange Act as in effect on the date of the original execution of this Indenture;

          (d) The term "VOTING SHARES" shall mean all outstanding shares of any class or classes (however designated) of Junior Capital Stock entitled to vote generally in the election of members of the Board of Directors; and

     (e)  The term "PERMITTED HOLDER" means Jack W. Matz, Jr. or his Affiliates.

     5.5 COMPLIANCE WITH SECURITIES LAWS. The Company shall comply with the requirements of Rule 13e-4 and Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to this ARTICLE 5. To the extent the provisions of any securities laws or regulations conflict with the provisions under this ARTICLE 5, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this ARTICLE 5 by virtue thereof.

6.   CONVERSION.

     6.1 CONVERSION PRIVILEGE. A Holder of a Security may, subject to the terms stated herein, convert it into fully paid and non-assessable shares of Common Stock at any time prior to the close of Company business on August 15, 2006. If the Security is called for redemption, the holder may convert such Security at anytime before the close of business on the tenth (10th) calendar day immediately preceding the redemption date, or, if such date is not a Business Day, then the close of business on the next succeeding day which is a Business Day. The number of shares issuable upon conversion of a Security is determined by dividing the principal amount to be converted by the conversion price in effect on the conversion date, and rounding the result to the nearest 1/100th of a share.

     The initial conversion price is $2.55 per share, subject to adjustment as provided in this ARTICLE 6.

     A Holder may convert a portion of a Security if the portion is $1,000 or a whole multiple of $1,000.

     6.2 CONVERSION PROCEDURE. To convert a Security a Holder must (1) complete and sign the conversion notice on the back of the Security, (2) surrender the Security to the Company, (3) furnish the endorsements and transfer documents required by the Company and (4) pay any transfer or similar tax required. The date on which the Holder satisfies all those requirements in respect of a Security is the conversion date of that Security. As soon as is reasonably practical on or after the conversion date, the Company shall deliver a certificate for the number of full shares of Common Stock issuable upon the conversion of that Security and a check for any fractional share. The Person in whose name the certificate is registered shall be treated as a shareholder of record on and after the conversion date.

     No payment will be made for accrued interest on a converted Security (other than the payment of interest to the Holder of a Security at the close of business on a record date pursuant to ARTICLE 1 hereof) unless at the time of conversion such Security has been called for redemption pursuant to ARTICLE 4 hereof, in which case the Holder of such Security shall be entitled to interest accrued thereon to the date of conversion. Upon conversion, no payment or adjustment will be made for dividends or distributions on any Common Stock issued upon conversion of any Security.

     If a Holder converts more than one Security at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of the Securities converted.

     Upon surrender of a Security that is converted in part, the Company shall execute for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

     If the last day on which a Security may be converted is a Legal Holiday in a place where the Company is located, the Security may be surrendered to the Company on the next succeeding business day that is not a Legal Holiday with the same force and effect as if surrendered on such last day.

     6.3 FRACTIONAL SHARES. The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead the Company will deliver to the converting Securityholder its check for the current market value of the fractional share. The current market value of a fraction of a share is determined by multiplying the current market price of a full share by the fraction, and rounding the result to the nearest cent.

     For purposes of this Section, the current market price of a share of Common Stock is the Quoted Price of the Common Stock on the last Trading Day prior to the conversion date.

     6.4 TAXES ON CONVERSION. If a Holder of a Security converts it, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than such Holder's.

     6.5 COMPANY TO PROVIDE STOCK. The Company shall reserve at all times and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, enough shares of Common Stock to permit the conversion of the Securities.

     All shares of Common Stock which may be issued upon conversion of the Securities shall be fully paid and nonassessable.

     The Company shall endeavor to comply with all applicable securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and shall endeavor to list such shares on each national securities exchange on which the Common Stock is listed, or to have such shares approved for quotation on the Nasdaq National Market or other over-the-counter market on which the Common Stock is traded.

     6.6  ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. If the Company:

          (1) issues any shares of its capital stock as a dividend (or other distribution) on its Common Stock;

          (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

          (3) combines its outstanding shares of Common Stock into a smaller number of shares; or

          (4) issues by reclassification of its Common Stock any shares of its capital stock,

then the conversion privilege and the conversion price in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted will receive the number of shares of capital stock of the Company which would have been received (and if there is more than one class of such capital stock, then shares of each class in the same proportions that would have been received) upon consummation of such action by a Holder of the number of shares of Common Stock into which such Security might have been converted immediately prior to such action.

     The adjustment described in the preceding paragraph shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

     If after an adjustment a Holder of a Security may receive shares of two or more classes of capital stock of the Company upon conversion of such Security, the Company shall determine the allocation of the adjusted conversion price between or among those classes of capital stock. After such allocation, the conversion privilege and the conversion price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Article.

     6.7 ADJUSTMENT FOR RIGHTS ISSUE. If the Company distributes any rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (as defined in SECTION 6.11) on the Rights Record Date (as defined below), the conversion price shall be adjusted in accordance with the following formula:

                                  0 + (N x P)
                                  -----------
                        AC = CC x      M
                                  -----------
                                     0 + N
          where:

               AC = the adjusted conversion price.

               CC = the current conversion price.

               0  = the number of shares of Common Stock outstanding on the
                    Rights Record Date.

               N  = the number of additional shares of Common Stock offered.

               P  = the offering price per share of the additional shares.

               M  = the current market price per share of Common Stock on the
                    Rights Record Date.

          The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants (the "RIGHTS RECORD DATE").

     6.8 ADJUSTMENT FOR CERTAIN DISTRIBUTIONS. Subject to the last paragraph of this SECTION 6.8, if the Company distributes to all holders of its Common Stock of cash, debt securities (or other evidences of indebtedness) or other assets (excluding dividends or distributions for which adjustment is required to be made under SECTION 6.9), the conversion price shall be reduced in accordance with the following formula:

                         AC = CC x M - P
                                   -----
                                     M

          where:

               AC = the adjusted conversion price.

               CC = the current conversion price.

               M  = the current market price per share of Common Stock on the
                    Relevant Record Date (as defined below).

               P  = the aggregate fair market value on the Relevant Record Date
                    (as determined in good faith by the Board of Directors) of the cash, debt securities (or other evidences of indebtedness) or other assets distributed applicable to one share of Common Stock.

     The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution (the "Relevant Record Date").

     No adjustment will be made with respect to this SECTION 6.8 if, in lieu of such adjustment, the holders of the Securities, upon conversion, will be entitled to receive, in addition to the shares of Common Stock into which such Securities are convertible, the kind and amount of debt securities (or other evidences of indebtedness) or other assets comprising the distribution that such holders would have received had they converted their Securities immediately prior to the Record Date.

     6.9 ADJUSTMENT FOR ALL CASH DISTRIBUTION. Subject to the last two paragraphs of this SECTION 6.9, if the Company shall pay or make a dividend or other distribution consisting exclusively of cash to all holders of its Common Stock, the conversion price shall be reduced in accordance with the following formula:

                    AC = CC x M - C
                              -----
                                M

          where:

               AC = the adjusted conversion price.

               CC = the current conversion price.

               M  = the current market price per share of Common Stock on the date fixed for payment of such distribution.

               C  = the amount of cash so distributed and not excluded (as provided below) applicable to one share of Common Stock.

     The adjustment shall become effective immediately prior to the opening of business on the day following the date fixed for payment of such distribution.

     6.10 ADJUSTMENT FOR TENDER OR EXCHANGE OFFER. Subject to the last paragraph of this SECTION 6.10, in the event that a tender or exchange offer (other than an odd-lot offer) made by the Company or any subsidiary of the Company for all or a portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors) that, as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer, exceeds 105% of the current market price per share of Common Stock on the trading day next succeeding the Expiration Time, the conversion price shall be reduced in accordance with the following formula:

                    AC = CC x      O X M
                                 ----------
                                 P + (T x M)

          where:

               AC = the adjusted conversion price.

               CC = the current conversion price.

               O  = the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time.

               P  = the fair market value of the aggregate consideration payable to shareholders of Common Stock based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares of Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares of Common Stock so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES").

               T  = the number of shares of Common Stock outstanding (less any
                    Purchased Shares) on the Expiration Time.

               M  = the current market price per share of Common Stock on the trading day next succeeding the Expiration Time.

     The adjustment shall become effective immediately prior to the opening of business on the day following the Expiration Time.

     In the event that the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made.

     6.11 CURRENT MARKET PRICE. For purposes of SECTIONS 6.7, 6.8, 6.9 AND 6.10, the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the date in question and the Trading Day before the "ex" date, if any, with respect to the issuance or distribution requiring such computation. The term "'EX' DATE," when used with respect to any issuance or distribution, means the first Trading Day on which the Common Stock trades regular way in the market from which the Quoted Price is then to be determined without the right to receive such issuance or distribution.

     6.12 WHEN ADJUSTMENT MAY BE DEFERRED. No adjustment in the conversion price need be made unless the adjustment would require an increase or decrease of at least 1% in the conversion price then in effect. Any adjustments which are not made shall be carried forward and taken into account in any subsequent adjustment.

     All calculations under this Article shall be made to the nearest cent or to the nearest 1/l00th of a share, as the case may be.

     6.13 STOCKHOLDER RIGHTS PLAN. In the event the Company implements a stockholder rights plan, such rights plan shall provide that upon conversion of the Securities, the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such rights plan (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion), PROVIDED, that such Holder would not be an ineligible Person pursuant to such plan.

     6.14 WHEN NO ADJUSTMENT REQUIRED. No adjustment need be made for (i) rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest; (ii) a change in the par value (including a change to no par value) of the Common Stock; (iii) the repurchase of shares of Common Stock pursuant to the provisions of employee and incentive stock option plans; and
(iv) the payment of in-kind dividends to holders of the Company's Series A Cumulative Convertible Preferred Stock.

     To the extent the Securities become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

     Notwithstanding any provision to the contrary in this Security, no adjustment shall be made in the conversion price which would have the effect of reducing the conversion price below the par value of the Common Stock.

     6.15 NOTICE OF ADJUSTMENT. Whenever the conversion price is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment together with a statement of the facts requiring the adjustment and the manner of computing it. In the absence of manifest error, such notice shall be presumptive evidence that the adjustment is correct.

     6.16 VOLUNTARY REDUCTION. The Company from time to time may reduce the conversion price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period. Notwithstanding any provision to the contrary in this Security, the reduction of the conversion price pursuant to this SECTION 6.16 shall not require the consent of any Securityholder.

     Whenever the conversion price is reduced, the Company shall mail to Securityholders a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced conversion price takes effect. The notice shall state the reduced conversion price and the period during which it will be in effect.

     A reduction of the conversion price does not change or adjust the conversion price otherwise in effect for purposes of SECTIONS 6.6 THROUGH 6.10.

     6.17 NOTICE OF CERTAIN TRANSACTIONS. If:

          (1) the Company takes any action which would require an adjustment in the conversion price pursuant to SECTION 6.08 and if the Securityholders are, in lieu thereof, participants therein;

          (2) the Company takes any action of the nature specified in SECTION 6.18; or

          (3)  there is a dissolution or liquidation of the Company,

the Company shall mail to Securityholders a notice stating the record date for any such distribution or the effective date of any such subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section.

     6.18 CONSOLIDATION, MERGER OF THE COMPANY OR TRANSFER OR LEASE. If the Company is a party to a consolidation, merger or transfer or lease of assets subject to SECTION 9.11 or a merger which reclassifies or changes its outstanding Common Stock, the Person formed by such consolidation or resulting from such merger or which assumes or leases such assets shall assume this Security and the obligations hereunder.

     As a condition of such consolidation, merger, transfer or lease, lawful and adequate provisions shall be made whereby each Holder of a Security may convert the Securities into the kind and amount of securities, cash or other assets receivable upon the consolidation, merger, transfer or lease by a holder (other than any party to such transaction or any of its affiliates) of the number of shares of Common Stock into which such Security might have been converted immediately before the effective date of such transaction, assuming such holder of Common Stock failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, transfer or lease (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, transfer or lease is not the same for each share of Common Stock held immediately prior to such consolidation, merger, transfer or lease by others than the parties to such transaction or their affiliates and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, merger, transfer or lease by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The Company will not effect any such consolidation, merger, transfer or lease, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation assuming or leasing such assets shall assume, by executed written instrument, a copy of which is mailed or delivered to each Securityholder at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder the amount of securities, cash or other assets as, in accordance with the foregoing provisions, such Holder would be entitled to receive upon conversion of such Holders' Security. Such instrument shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article. If the issuer of securities deliverable upon conversion of Securities is an affiliate of the surviving, transferee or lessee corporation, that issuer shall also execute such instrument. The successor Company shall mail to each Securityholder a notice briefly describing the terms of such instrument.

     If this Section applies to a particular event, SECTION 6.6 shall not apply to such event.

     6.19 COMPANY DETERMINATION FINAL. Subject to compliance with the terms of the Securities, any determination which the Company or its Board of Directors must make pursuant to SECTION 6.3, 6.6, 6.8, 6.10, 6.11 OR 6.12 shall be conclusive.

7.   REPURCHASE AT OPTION OF HOLDER UPON AN INCURRENCE EVENT.

     7.1 REPURCHASE UPON AN INCURRENCE EVENT. The Company covenants and agrees that, in the event that (i) the Company or any of its Subsidiaries incurs Indebtedness (other than Additional Permitted Indebtedness or Indebtedness under the Securities), (ii) the Pro Forma Interest Coverage of the Company and its Subsidiaries on a consolidated basis, would be less than 2.0:1 and (iii) the average closing sale price of the Common Stock is less than $2.00, adjusted for splits, combinations, reclassifications or similar events, for the twenty Trading Days prior to the incurrence of such Indebtedness (the occurrence of all of (i), (ii) and (iii), an "INCURRENCE EVENT"), each Holder will have the right, at such Holder's option, to require the Company to repurchase all, or any portion that is an integral multiple of $1,000, of such Holder's Securities on the Incurrence Repurchase Date (as defined in Section 7.3 below) selected as provided below at a repurchase price which is equal to 100% of the principal amount of such Securities plus accrued interest to the Incurrence Repurchase Date.

     The Company shall comply with the requirements of Rule 13e-4 and Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to this ARTICLE 7. To the extent the provisions of any securities laws or regulations conflict with the provisions under this ARTICLE 7, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this ARTICLE 7 by virtue thereof.

     7.2 NOTICES, ETC. Unless the Company shall have theretofore called for redemption all the outstanding Securities, on or before the 30th day after the occurrence of an Incurrence Event, the Company shall mail to each Holder at such Holder's address appearing in the Securities register a written notice (the "COMPANY INCURRENCE NOTICE") describing the occurrence of the Incurrence Event and of the repurchase right set forth herein arising as a result thereof, as well as stating the final date by which the Securities must be surrendered for repurchase, the conversion price then in effect, the Incurrence Repurchase Date, the repurchase price and the procedure which the Holder must follow to elect repurchase. The Company shall cause a copy of such notice of the repurchase right to be sent at least once to the Dow Jones News Service or similar business service in the United States.

     No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Securities.

     7.3 EXERCISING REPURCHASE RIGHT. (a) To elect repurchase of any Securities or portion thereof, the Holder will be required to surrender, on or before the Final Incurrence Surrender Date (as defined below), to the Company, such Security duly endorsed or assigned to the Company or in blank, together with written notice of the Holder's election to have the Company repurchase all or any $1,000 portion of such Security specified in such notice. Election of repurchase by a Holder shall be irrevocable. "FINAL INCURRENCE SURRENDER DATE" shall mean the date which is, subject to any contrary requirements of applicable law, 60 days after the date of mailing of the Company Incurrence Notice. "INCURRENCE REPURCHASE DATE" shall mean the date selected by the Company for the repurchase of the Securities that is not less than 10 and not more than 30 days after the Final Incurrence Surrender Date.

          (b) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid the repurchase price in cash to the Holder on the Incurrence Repurchase Date; PROVIDED, HOWEVER, that installments of interest that mature on or prior to the Incurrence Repurchase Date shall be payable in cash to the Holders of such Securities, registered as such at the close of business on the relevant record date specified in the Securities according to the terms and provisions of ARTICLE 1.

          (c) If any Security surrendered for repurchase shall not be so paid on the Incurrence Repurchase Date, the principal amount which is payable at maturity shall, until the repurchase price (as calculated at the date of payment) is paid, continue to bear interest from the Incurrence Repurchase Date at the rate borne by the Security and each such Security shall continue to remain convertible into Common Stock until said repurchase price shall have been paid to the Holder.

          (d) Any Security which is to be repurchased only in part shall be surrendered to the Company (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the holder thereof or his attorney duly authorized in writing), and the Company shall execute and deliver to the Holder without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

8.   AMENDMENT, SUPPLEMENT, WAIVER.

     8.1 WITHOUT CONSENT OF HOLDERS. The Company may amend or supplement the Securities without the consent of any Securityholder:

          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein; or

          (2) to add to the covenants of the Company for the benefit of the Holders of the Securities or to surrender any right or power herein conferred upon the Company; or

          (3) to permit or facilitate the issuance of Securities in uncertificated form; or

          (4) to cure any ambiguity or defect in and to correct or supplement any provision in any Security that may be inconsistent with any other provision in the Security; PROVIDED, HOWEVER, that any such action pursuant to this clause (4) shall not adversely affect the interests of the Holders of Securities in any material respect.

     8.2 WITH CONSENT OF HOLDERS. The Company may amend or supplement the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities, and the Holders of a majority in aggregate principal amount of the Securities may waive compliance by the Company with any provision of the Securities. However, without the consent of each Securityholder affected, an amendment, supplement or waiver under this Section may not:

          (1) change the stated maturity date of the principal of, or interest on, any Security or adversely affect the right of a Holder to convert any Security;

          (2) reduce the principal amount of, or premium, if any, or interest on, any Security;

          (3) change the currency for payment of principal of, or interest on, any Security;

          (4) impair the right to institute suit for the enforcement of any payment on or with respect to any Security;

          (5) reduce the amount of Securities whose Holders must consent to an amendment or supplement hereto or the waiver of defaults or compliance hereunder;

          (6) make any change in SECTIONS 10.4, 10.5 OR THIS SECTION 8.2 (second sentence); or

          (7) amend, modify or change in any material respect the obligation of the Company to offer to repurchase the Securities in the event of a Fundamental Change or an Incurrence Event or modify any of the provisions or definitions with respect thereto after a Fundamental Change or an Incurrence Event, as the case may be, has occurred.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. The Company may establish a record date for determining Securityholders of record entitled to give any consent or waiver.

     After an amendment or supplement under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment or supplement. Any failure of the Company to mail each such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any amendment or supplement.

     8.3 REVOCATION AND EFFECT OF CONSENTS. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder. However, any Holder or subsequent Holder may revoke the consent as to such Security or portion of a Security if the Company receives the notice of revocation before the date on which it receives the consent of the requisite principal amount of the Securities. Notwithstanding the foregoing, if a record date has been established for the purpose of determining Securityholders entitled to consent, such written notice of revocation must be signed by the Securityholder of record as of the record date or his duly appointed proxy.

     8.4 NOTATION ON OR EXCHANGE OF SECURITIES. The Company may place an appropriate notation relating to an amendment, supplement or waiver on any Security thereafter executed. The Company in exchange for all Securities may issue new Securities that reflect the amendment, supplement or waiver. Failure to make such notation or issue such new Securities shall have no effect on such amendment, supplement or waiver.

9.   COVENANTS

     9.1 PAYMENT OF SECURITIES. The Company shall pay the principal of and premium, if any, and interest on, the Securities on the dates and in the manner provided herein.

     The Company shall pay interest on overdue principal and premium, if any, at 10% per annum; it shall pay interest on overdue installments of interest at the same rate per annum to the extent lawful.

     9.2 SEC REPORTS. Notwithstanding that the Company may not be subject to or required to remain subject to, the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Company shall continue to file with the Commission such annual and interim reports (each including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants) on Forms 10-K and Q, respectively, as the Company would be required to file were it subject to such reporting requirements within the time periods prescribed under such rules and regulations, and all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. The Company shall not be obligated to file any such reports with the Commission if the Commission does not permit such filings but shall remain obligated to provide such reports to the Holders within the periods of time referred to above. The Company shall provide to any Holder of Securities any information reasonably requested by the Holder concerning the Company (including financial statements) necessary in order to permit such Holder to transfer Securities in accordance with Rule 144A promulgated under the Securities Act. In addition, the Company shall cause its annual reports to shareholders and any quarterly or other financial reports furnished by it to shareholders generally to be mailed at the expense of the Company no later than the date such materials are mailed or made available to the Company's shareholders, to the Holders at their addresses as set forth in the register of Securities maintained by the Registrar.

     9.2A COMPLIANCE CERTIFICATE. The Company shall deliver to each Holder within 120 days after the end of each fiscal year of the Company, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Security. For purposes of this Section 9.2A, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Security. The first certificate pursuant to this Section shall be for the year ending December 31, 1997.

     9.3 CORPORATE EXISTENCE. Subject to SECTION 9.11, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchise; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

     9.4 NOTICE OF DEFAULTS. In the event that indebtedness for borrowed money of the Company in an amount in excess of $10,000,000 is accelerated because of the occurrence of any default under such indebtedness, the Company will promptly give written notice to the Holders of such failure or acceleration, as the case may be, or of the occurrence of an event which, with the giving of notice or the passage of time, or both, would entitle the holder or holders of such indebtedness to declare such indebtedness due and payable before its maturity.

     9.5 LIMITATION ON LIENS. The Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any of their respective property or assets, or any proceeds therefrom, unless (i) in the case of Liens on property, assets or proceeds securing Indebtedness that is expressly subordinate or junior in right of payment to the Securities, the Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and
(ii) in all other cases, the Securities are equally and ratably secured.

     9.6 LIMITATION ON ACQUISITIONS. The Company will not, and will not permit any Subsidiary to, acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or any division, operating unit, line of business or subdivision thereof (each an "ENTITY"), in a single transaction or series of related transactions (an "ACQUISITION"), for total consideration in excess of $2,000,000 unless the fair market value at the time of entering into such transaction (as evidenced by, in the case of consideration other than cash or Common Stock of the Company ("NON-CASH CONSIDERATION"), (i) a resolution of the Board of Directors of the Company if the fair market value of such Non-Cash Consideration is less than or equal to $1,000,000 or (ii) an opinion issued by a nationally recognized investment banking firm, nationally recognized telecommunications industry consultant or nationally recognized independent public accounting firm if the fair market value of such Non-Cash Consideration is greater than $1,000,000) of the total consideration given for such Acquisition is less than 200% of the Annualized Revenues of the Entity acquired. "ANNUALIZED REVENUES" for any such Entity shall mean the product of (i) revenues of such Entity for the most recent fiscal quarter for which financial statements are available, calculated on a basis consistent with such Entity's most recent audited annual statements (except for the absence of footnotes and subject to normally recurring year-end audit adjustments) or, if not available, actual billings for such period, and
(ii) four.

     9.7 LIMITATIONS ON RESTRICTED PAYMENTS. The Company will not, and will not permit any Subsidiary to, directly or indirectly, make any Restricted Payment, unless at the time of and immediately after giving effect to the proposed Restricted Payment (with the value of any such Restricted Payment, if other than cash, to be determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors (including a majority of the Independent Directors), (i) no Default or Event of Default (and no event that, after notice or lapse of time, or both, would become an "event of default" under the terms of any Indebtedness of the Company or its Subsidiaries) shall have occurred and be continuing or would occur as a consequence thereof, and (ii) the aggregate amount of all Restricted Payments made after the Issue Date shall not exceed the sum of (a) 50% of cumulative Consolidated Net Income of the Company (or if cumulative Consolidated Net Income is a loss, less 100% of such loss) from the Issue Date to the last day of the full fiscal quarter for which financial information is available (but in no event ending more than 135 days prior to the date of such proposed Restricted Payment), plus (b) the aggregate amount of all net cash proceeds received after the Issue Date by the Company from the issuance and sale (other than to a Subsidiary) of Capital Stock (other than Disqualified Capital Stock).

     The foregoing provisions will not prohibit (a) so long as there is no Default or Event or Default continuing, the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such payment would have been permitted under the terms of this Security, and such payment shall be deemed to have been paid on such date of declaration for purposes of clause (ii) of the preceding paragraph, (b) the payment of dividends on, or the redemption or repurchase of, the 180,000 shares of the Company's Series A Cumulative Convertible Preferred Stock outstanding on December 31, 1996, and any additional shares of Series A Preferred Stock, issued as pay-in-kind dividends thereon, (c) the repurchase at below then current fair market value (based on the average closing price of the Common Stock for the twenty trading days preceding such repurchase) of employee and director options or shares in accordance with the Company's stock option plans or agreements related thereto, (d) pay cash in lieu of fractional shares for stock splits, reverse stock splits and recapitalizations and upon conversions of Capital Stock or the Securities or (e) redeem, repurchase of otherwise prepay up to $300,000 of subordinated Indebtedness of the Company outstanding as of the Issue Date.

     9.8 LIMITATION OF TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Subsidiary of the Company) unless (i) such transaction or series of transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party, and (ii) with respect to any transaction or series of transactions involving aggregate payments in excess of $500,000, the Company delivers to the Holders an Officers' Certificate certifying that such transaction or series of related transactions complies with clause
(i) above and that such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of the Company and approved by a majority of the Independent Directors. Notwithstanding the foregoing, this provision will not apply to (i) employment agreements or compensation or employee benefit arrangements with any officer, director or employee of the Company entered into in the ordinary course of business on customary terms (including customary benefits thereunder), (ii) any transaction entered into by or among the Company or one of its subsidiaries with one or more subsidiaries of the Company, (iii) payment of reasonable and customary fees to directors of the Company who are not employees of the Company and the payment of reasonable and customary compensation for director and Board of Director observer fees, meeting expenses, insurance premiums and indemnities to the extent permitted by law, and (iv) issuance and repurchase of stock options (and shares of Capital Stock upon exercise thereof) pursuant to stock options plans and agreements related thereto and loans or advances to employees for relocation or travel expenses in the ordinary course of business on customary terms.

     9.9 CONDUCT OF BUSINESS. The Company and its Subsidiaries will not engage in any businesses which are not the same, similar, ancillary, complementary or related to the businesses in which the Company and its Subsidiaries are engaged on the Issue Date.

     9.10 LIMITATION ON INCURRENCE OF SUBORDINATED INDEBTEDNESS. The Company will not issue any Indebtedness subordinate or junior in right of payment to the Securities that matures, or requires any mandatory payment of principal, prior to 120 days after the final maturity of the Securities, other than any such subordinate or junior Indebtedness which is issued by the Company as part of the purchase consideration paid to the seller of any stock, assets or property to the Company or any of its Subsidiaries.

     9.11 WHEN COMPANY MAY MERGE, ETC. The Company shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person unless:

          (1) the Company is the surviving Person or that Person is a corporation organized under the laws of the United States, any state thereof or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and whose equity securities are listed on a national securities exchange in the United States or authorized for quotation on the Nasdaq National Market;

          (2) that Person assumes all the obligations of the Company under the Securities, except that it need not assume the obligations of the Company as to conversion of Securities if pursuant to SECTION 6.18, the Company or another Person agrees to deliver securities, cash or other assets upon conversion of Securities;

          (3) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

          (4) the Company has delivered to the Holders an Officers' Certificate stating that such consolidation, merger, transfer or lease and such assumption comply with this Article and that all conditions precedent herein provided for related to such transaction have been complied with.

     The surviving, transferee or lessee corporation shall be the successor Company. Upon compliance with these provisions by a successor or transferee corporation or entity, the Company shall be released from its obligations under the Securities.

10.  DEFAULTS AND REMEDIES.

     10.1 EVENTS OF DEFAULT. An "Event of Default" occurs if:

          (1) the Company defaults in the payment of interest on any Security when the same becomes due and payable and the Default continues uncured for a period of 30 days;

          (2) the Company defaults in the payment of (A) principal of or premium, if any, on any Security when the same becomes due and payable, whether at maturity, upon redemption or otherwise, or (B) the Repurchase Price in respect of any Security when due;

          (3) the Company fails to comply with any of its other covenants or agreements set forth in this Security and the Default continues for the period and after the notice specified below;

          (4) the Company defaults with respect to any indebtedness for borrowed money of the Company, which default results in acceleration of any such indebtedness which is in an amount of in excess of $10,000,000;

          (5) the Company pursuant to or within the meaning of any Bankruptcy Law (as defined below):

               (A)  commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a Custodian (as defined below) of it or for all or substantially all of its property, or

               (D)  makes a general assignment for the benefit of its creditors;
          or

          (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A)  is for relief against the Company in an involuntary case,

               (B) appoints a Custodian of the Company or for all or substantially all of its property, or

               (C)  orders the liquidation of the Company,

     and the order or decree remains unstayed and in effect for 90 consecutive days.

The term "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     A Default under clause (3) above is not an Event of Default until the Holders of at least 25% in principal amount of the Securities notify the Company in writing of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default". When a Default is cured, it ceases to exist.

     10.2 ACCELERATION. If any Event of Default described in SECTION 10.1(1) THROUGH (4) occurs and is continuing, the Holders of at least 25% in aggregate principal amount of the outstanding Securities, by written notice to the Company, may declare the principal of and accrued interest on all Securities to be due and payable. Upon such declaration such principal and interest shall be due and payable immediately. If any Event of Default described in
SECTION 10.1(5) OR

10.1(6) occurs the principal of and accrued interest on all Securities shall automatically become due and payable, without any action required of the Holders. The Holders of a majority in principal amount of the Securities by written notice to the Company may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

     10.3 OTHER REMEDIES. A delay or omission by any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. To the extent permitted by law, no remedy is exclusive of any other remedy and all remedies are cumulative.

     10.4 WAIVER OF PAST DEFAULTS. Subject to SECTIONS 8.2 AND 10.5, the Holders of a majority in aggregate principal amount of the Securities by written notice to the Company may waive an existing Default and its consequences except a Default in the payment of the principal of or premium, if any, or interest on any Security as specified in clauses (1) and (2) of SECTION 10.1 or a Default under ARTICLE 6. When a Default is waived, it is cured and ceases to exist.

     10.5 RIGHTS OF HOLDERS TO RECEIVE PAYMENT. [FROM 7.07 OF INDENTURE] Notwithstanding any other provision hereof, the right of any Holder to receive payment of the principal of and premium, if any, and interest on this Security on or after the respective due dates expressed in this Security, and to convert such Security in accordance with ARTICLE 6, or to bring suit for the enforcement of any such payment on or after such respective due dates and such right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

11.  DEFINITIONS.

     Capitalized terms used herein and not otherwise defined shall have the following meanings:

          "1996 Indenture" means the Indenture dated as of August 12, 1996 between the Company and U.S. Trust Company of New York in relation to the issuance of the Company's $27,200,000 aggregate principal amount of 10% Convertible Notes due 2006.

          "1996 Securities" means the securities described in and issued, authenticated and delivered under the 1996 Indenture.

          "Additional Permitted Indebtedness" means any Indebtedness incurred by the Company or its Subsidiaries, as the same may be amended, modified, renewed, refunded, replaced or refinanced from time to time, where the aggregate principal amount of borrowings available or Indebtedness outstanding thereunder does not exceed (i) 85% of the consolidated inventory and accounts receivable (excluding accounts receivable subject to third party accounts receivable billing arrangements or overdue for more than 90 days) of the Company and its Subsidiaries determined on a pro forma basis as if any acquisition or disposition of stock or assets to be made on or about the time of any required calculation of Additional
Permitted Indebtedness had occurred plus (ii) the product of (a) consolidated revenues of the Company and its Subsidiaries for the most recent six-month period for which financial statements are available, calculated in accordance with GAAP (except for the absence of footnotes and subject to normally recurring year-end audit adjustments) and determined on a pro forma basis as if any acquisition or disposition of stock or assets had occurred at the beginning of such six-month period and (b) 2/3.

          "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Board of Directors" or "Board" means the Board of Directors of the Company or any duly authorized committee of the Board.

          "Business Day" means any day that is not a Legal Holiday.

          "Capital Lease Obligations" of any Person means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease for property leased by such Person that would at such time be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any capital stock that has preferential rights to any other capital stock with respect to dividends or redemption or upon liquidation.

          "Common Stock" means shares of the common stock, par value $.0001, of the Company as it exists at the Issue Date or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company.

          "Consolidated Interest Expense" means, with respect to any period, the sum, without duplication, of (i) the interest expense of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation, (a) amortization of debt discount (other than debt discount in relation to debentures to be redeemed from the proceeds of the Offering), (b) the net payments, if any, under interest rate agreements (including amortization of discounts), (c) the interest portion of any deferred payment obligation and
(d) accrued interest, plus (ii) the interest component of all Capital

Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Subsidiaries during such period (other than the interest component relating to up to $2 million of Capital Lease Obligations of the Company and its Subsidiaries), and all capitalized interest of the Company and its subsidiaries, in each case as determined on a consolidated basis in accordance with GAAP consistently applied.

          "Consolidated Net Income" means, with respect to any period, the net income (or loss) of the Company and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP consistently applied, minus (i) extraordinary net gains and net gains realized on any sale or disposition of assets during such period, minus (ii) the portion of net income (or loss) of the Company and its subsidiaries allocable to interests in unconsolidated Persons, except to the extent of the amount of dividends or distributions actually paid in cash to the Company or its subsidiaries by such Person during such period, minus (iii) the net income of any Person combined with the Company or any of its subsidiaries on a "pooling-of-interests" basis attributable to any period prior to the date of combination.

          "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

          "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Fundamental Change), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Fundamental Change) on or prior to the final maturity date of the Securities.

          "GAAP" means, as of any date, generally accepted accounting principles in the United States and not including any interpretations or regulations that have been proposed but that have not become effective.

          "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Company's books.

          "Indebtedness" means, with respect to any Person, without duplication, and whether or not contingent, (i) all indebtedness of such Person for borrowed money or which is evidenced by a note, bond, debenture or similar instrument, (ii) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person, (iii) all liabilities secured by any consensual Lien (including capital leases and Liens arising in connection with purchase money debt) on any property owned by such Person even if such Person has not assumed or otherwise become liable for the payment thereof to the extent of the lesser of the amount of the debt secured thereby or the value of the property subject to such Lien, (iv) all Disqualified Capital Stock issued by such Person after the date hereof (other than any Series A Cumulative Convertible Preferred Stock of the Company issued as a pay-in-kind dividend pursuant to the terms of the

Company's Series A Cumulative Convertible Preferred Stock outstanding on the Issue Date), and (v) to the extent not otherwise included, any guarantee by such Person of any other Person's indebtedness or other obligations described in clauses (i) through (iv) above. "Indebtedness" of the Company and its Subsidiaries shall not include trade payables (including, without limitation, obligations under third party accounts receivable billing agreements) incurred in the ordinary course of business and payable in accordance with customary practices and non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business and any current liability for federal, state, local or other taxes and inter-company indebtedness among the Company and its Subsidiaries.

          "Independent Director" means non-management directors of any Person.

          "Issue Date" means March 25, 1997, the date of original issuance of the Securities.

          "Liens" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

          "Officer" means the Chairman and Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller or the Secretary or Assistant Secretary of the Company.

          "Officers' Certificate" means a certificate signed by two Officers.

          "Operating Cash Flow" means, with respect to any period, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP consistently applied, plus, without duplication, (i) extraordinary net losses and net losses realized on any sale or other disposition of assets during such period, to the extent such losses were deducted in computing net income (or loss), plus (ii) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such net income (or loss), and any provision for taxes utilized in computing the net losses under clause (i) hereof, plus (iii) Consolidated Interest Expense of the Company and its subsidiaries for such period, plus (iv) depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non-cash charges were deducted in computing such net income (or loss) (including amortization of goodwill and other intangibles).

          "Permitted Liens" means (i) Liens securing purchase money debt;
(ii) Liens arising in connection with capital leases; (iii) Liens in favor of the Company or any Subsidiary of the Company; (iv) Liens to secure debt of any Person which merges with or into or consolidates with or is otherwise acquired by the Company or any Subsidiary of the Company or debt encumbering any asset acquired by the Company or any Subsidiary of the Company, in either case which debt was not incurred in anticipation of, and was outstanding prior to, such merger, consolidation or acquisition; (v) Liens outstanding on the Issue Date; (vi) Liens in favor of the trustee under the 1996 Indenture and any liens securing the 1996 Securities; (vii) Liens in connection with any

Additional Permitted Indebtedness, including interest rate agreements related thereto; (viii) Liens for taxes, assessments, governmental charges or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings, if a reserve is maintained to the extent required by GAAP; (ix) other Liens incidental to the conduct of the Company's and its Subsidiaries' business or the ownership of its property and assets not securing any debt for borrowed money, and which do not in the aggregate materially detract from the value of the Company's and its Subsidiaries' property or assets when taken as a whole, or materially impair the use thereof in the operation of its business; (x) Liens incurred or pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of statutory obligations (including to secure government contracts); (xi) Liens incurred or deposits made to secure the performance of tenders, bids, leases, and other obligations of like nature (including appeal, surety and performance bonds) incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (xii) zoning restrictions, servitudes, easements, rights-of-way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere in any material respect with the ordinary conduct of the business of the Company or its Subsidiaries; (xiii) Liens arising out of judgments or awards against the Company or any of its Subsidiaries with respect to which the Company or such Subsidiary is prosecuting an appeal or proceeding for review and the Company or such Subsidiary is maintaining adequate reserves to the extent required by GAAP; (xiv) any interest or title of a lessor in the property subject to any lease other than a capital lease; and (xv) any statutory warehousemen's, materialmen's, mechanic's, carrier's, supplier's, vendor's or other similar Lien for sums not then due and payable (or which, if due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained to the extent required by GAAP). "Permitted Liens" shall also include the extension, renewal, amendment, refinancing or refunding of debt secured by any Permitted Lien set forth above, except that in the case of the extension, renewal, amendment, refinancing or refunding of any debt secured by a Lien under clause (iv) or
(v) of this definition, such Lien does not extend to any other property not contemplated by the terms of such existing Lien and the principal amount of debt so secured is not increased.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Pro Forma Interest Coverage" means, with respect to any date of determination, the ratio of (i) Operating Cash Flow for the most recent full fiscal quarter ending on or immediately prior to such date, determined on a pro forma basis as if any acquisition or disposition of stock or assets had occurred at the beginning of such quarter, to (ii) Consolidated Interest Expense for the most recent full fiscal quarter ending on or immediately prior to such date, determined on a pro forma basis in the case of each of clauses (i) and (ii) as if any obligations of the Company or its subsidiaries incurred or repaid during such quarter had been incurred or repaid at the beginning of such quarter, to the extent any such obligation gives rise to Consolidated Interest Expense.

          "Quoted Prices" of the Common Stock means the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, the last sale price regular way or, in case no such sale takes place on such day, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or a similar organization if Nasdaq is no longer reporting such information, or if on any such Trading Day the Common Stock is not quoted by any such organization, the average of the highest reported bid and lowest reported asked prices as available in any other over-the-counter market, or if on such Trading Day the Common Stock is not reported in any such market, the fair value of a share of Common Stock on such day, as determined in good faith by, and evidenced by a resolution of, the Board of Directors.

          "Restricted Payment" means (i) any dividend or other distribution declared or paid on any Capital Stock of the Company (other than dividends or distributions payable solely in Capital Stock of the Company); (ii) any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company, (iii) any principal payment on, purchase, defeasance, redemption or other prepayment of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes, other than any such subordinate or junior Indebtedness which is issued by the Company as part of the purchase consideration paid to the seller of any stock, assets or property to the Company or any of its subsidiaries.

          "SEC" means the Securities and Exchange Commission.

          "Subsidiary" means a corporation, a majority of the voting stock of which is owned, directly or indirectly, by the Company or by one or more Subsidiaries, or by the Company and one or more other Subsidiaries.

          "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday other than any day on which securities are not traded on the principal exchange or market on which the securities in question are traded.

          Other terms shall have the meanings ascribed thereto herein.

Every effort has been made to include definitions herein for each capitalized term used in this Security; however, to the extent any capitalized term is not specifically defined herein, the parties expressly intend and do hereby agree that if there is a corresponding term contained in the 1996 Indenture, such definition shall apply as if it were contained herein.


12.  MISCELLANEOUS.

     12.1 NOTICES. Any notice or communication to the Company shall be duly given if in writing and delivered in Person or mailed by first class mail or nationally recognized overnight courier addressed as follows:

     If to the Company:  SA Telecommunications, Inc.
                         1600 Promenade Center, 15th Floor
                         Richardson, Texas  75080
                         Attention:  Vice President and
                                     General Counsel,

     with a copy to:     the Chief Financial Officer

          Any notice or communication to a Securityholder shall be mailed by first-class mail to his address as shown on the register kept by the Company. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     12.2 LEGAL HOLIDAYS. A "Legal Holiday" is a Saturday, Sunday or a day on which banking institutions in Dallas, Texas are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     12.3 GOVERNING LAW. The laws of the State of New York shall govern the Securities without regard to principles of conflicts of law.

     12.4 NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability.

     12.5 SUCCESSORS. All agreements of the Company in the Securities shall bind its successor.

     12.6 SEVERABILITY. In case any provision in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

     12.7 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. This Security may not be used to interpret another debenture, loan or debt agreement of the Company or a Subsidiary. Any such debenture, indenture, loan or debt agreement may not be used to interpret this Security.

     12.8 ABBREVIATIONS. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     12.9 RULES OF CONSTRUCTION.  Unless the context otherwise requires:

          (1)  A term has the meaning assigned to it;

          (2) An accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

          (3)  "Or" is not exclusive;

          (4) Words in the singular include the plural, and words in the plural include the singular; and

          (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          (6)  Provisions apply to successive events and transactions.

13.  REGISTRATION RIGHTS.

     Pursuant to the Registration Rights Agreement dated March 25, 1997, between the Company and Northstar High Total Return Fund, the Company has agreed to provide the Holders of the Securities certain limited piggy-back registration rights with respect to offers and sales made by such Holders of the shares of Common Stock acquirable upon conversion of the Securities.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Company has duly executed this Debenture as of the date first written above.

                                       SA TELECOMMUNICATIONS, INC.


                                       By:    /s/ J. David Darnell
                                             -----------------------------
                                       Name:  J. David Darnell
                                             -----------------------------
                                       Title: Vice President - Finance
                                             -----------------------------









                             ====================

                                ASSIGNMENT FORM

     To assign this Security, fill in the form below:

     I or we assign and transfer this Security to

------------------------------------------------------------------------------

------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:                     Your Signature:
     ------------------                    -----------------------------------
                                           Sign exactly as your name appears
                                           on the other side of this Security)

Signature Guaranteed:
                     ---------------------------------------------------------

     In connection with any transfer of this Security occurring prior to March 25, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

                                   (CHECK ONE)



          (1)  / /     To the Company or a subsidiary thereof; or
          (2)  / /     Pursuant to and in compliance with Rule 144A under the
                       Securities Act; or
          (3)  / /     To an institutional "accredited investor" (as defined
                       in Rule 501(a)(1), (2), (3) or (7) under the Securities
                       Act) that has furnished to the Company a signed letter
                       containing certain representations and agreements (the
                       form of which letter can be obtained from the Company);
                       or
          (4)  / /     Outside the United  States to  a "Foreign Person" in
                       compliance with Rule 904 of Regulation S under the
                       Securities Act; or
          (5)  / /     pursuant to the exemption from registration provided by
                       Rule 144 under the Securities Act; or
          (6)  / /     pursuant to an effective registration statement under the
                       Securities Act; or
          (7)  / /     pursuant to another available exemption from the
                       registration requirements of the Securities Act.

Unless one of the boxes is checked, the Company will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; PROVIDED that if box (3), (4), (5) or (7) is checked, the Company may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein have been satisfied.

Dated:                              Signed:
     ------------------                    ----------------------------------
                                           (Sign exactly as name appears on
                                           the other side of this Security)


Signature Guarantee:
                    ---------------------------------------------------------


              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

     The undersigned represents and warrants that it is purchasing this Debenture for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
     ------------------         ----------------------------------------------
                                NOTICE: To be executed by an executive officer

                                CONVERSION NOTICE

     The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

     To convert this Security into Common Stock of the Company, check the box:

                                       / /

     To convert only part of this Security, state the amount (must be $1,000 or any whole multiple thereof):

                              $
                               ------------------

     If you want the stock certificate made out in another Person's name, fill in the form below:


------------------------------------------------------------------------------


------------------------------------------------------------------------------
(Insert other Person's social security or tax identification number)


------------------------------------------------------------------------------
(Print or type other person's name, address and zip code)

Date:                       Your signature:
     -------------------                   -----------------------------------
                                           (Sign exactly as your name appears
                                           on the other side of this Security)

Signature Guaranteed:
                     ---------------------------------------------------------


In connection with any transfer of the Common Stock occurring prior to March 25, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that the Common Stock is being transferred:

                                   (CHECK ONE)



          (1)  / /     to the Company or a subsidiary thereof; or
          (2)  / /     pursuant to and in compliance with Rule 144A under the
                       Securities Act; or
          (3)  / /     to an institutional "accredited investor" (as defined
                       in Rule 501(a)(1), (2), (3) or (7) under the Securities
                       Act) that has furnished to the Company a signed letter
                       containing certain representations and agreements (the
                       form of which letter can be obtained from the Company);
                       or
          (4)  / /     outside the United States to a "Foreign Person" in
                       compliance with Rule 904 of Regulation S under the
                       Securities Act; or
          (5)  / /     pursuant to the exemption from registration provided
                       by Rule 144 under the Securities Act; or
          (6)  / /     pursuant to an effective registration statement under
                       the Securities Act; or
          (7)  / /     pursuant to another available exemption from the
                       registration requirements of the Securities Act.

Unless one of the boxes is checked, the registrar for the Common Stock will refuse to register the Common Stock in the name of any Person other than the registered Holder thereof; PROVIDED that if box (3), (4), (5) or (7) is checked, the Company or the Common Stock transfer agent may require, prior to registering any such transfer of the Common Stock, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the registrar for the Common Stock or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Common Stock transfer agent shall not be obligated to register Common Stock in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein shall have been satisfied.

Dated:                           Signed:
      ----------------------            ------------------------------------
                                        (Sign exactly as name appears on
                                        the other side of this Security)

Signature Guarantee:
                    --------------------------------------------------------

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

     The undersigned represents and warrants that it is purchasing Common Stock issuable upon conversion of this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      ----------------------     ----------------------------------------------
                                 NOTICE: To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased by the Company pursuant to the provisions hereof, check the box:

                                       / /

     If you want to elect to have only part of this Security purchased by the Company pursuant to the provisions hereof, state the amount:

                              $
                               --------------------

Date:                        Your signature:
     ----------------------                 ----------------------------------
                                            (Sign exactly as your name appears
                                            on the other side of this Security)


Signature Guaranteed:
                     ----------------------------------------------------------